INCREMENTAL ASSUMPTION AGREEMENT
AND AMENDMENT NO. 8

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT NO. 8 (this “Agreement”), dated as of March 29, 2019, relating to the Credit Agreement dated as of February 2, 2015 (as amended by the Incremental Assumption Agreement and Amendment No. 1, dated May 19, 2015, the Incremental Assumption Agreement and Amendment No. 2, dated February 1, 2016, the Incremental Assumption Agreement and Amendment No. 3, dated May 27, 2016, the Incremental Assumption Agreement and Amendment No. 4, dated January 19, 2017, the Amendment No. 5, dated August 8, 2017, the Incremental Assumption Agreement and Amendment No. 6, dated January 5, 2018, the Incremental Assumption Agreement and Amendment No. 7, dated September 13, 2018 and as further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as amended by this Agreement, the “Amended Credit Agreement”) among PRESIDIO HOLDINGS INC. (“Holdings”), PRESIDIO IS LLC (as successor to Presidio IS Corp.) (“Intermediate Holdings”), PRESIDIO LLC (as successor of Presidio, Inc.) and PRESIDIO NETWORKED SOLUTIONS LLC (as successor of Presidio Networked Solutions, Inc.), as borrowers (collectively, the “Borrowers”), certain subsidiaries of Holdings, as Subsidiary Loan Parties, the Lenders party thereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.
RECITALS:
WHEREAS, the Borrowers have (or the Borrower Representative on behalf thereof has) requested (a) by written notice the establishment of Replacement Revolving Facility Commitments in an aggregate principal amount of $50,000,000 (the “Replacement Revolving Facility”) pursuant to Section 2.21(l) of the Credit Agreement, which shall, as of the Amendment No. 8 Effective Date (as defined below), replace in whole the existing Revolving Facility Commitments outstanding immediately prior to the Amendment No. 8 Effective Date, and (b) that the Credit Agreement be amended to reflect the foregoing and to effect certain other amendments to the Credit Agreement as set forth in this Agreement; and
WHEREAS, each institution listed on Schedule I hereto (each, a “Refinancing Revolving Facility Lender”) has agreed, on the terms and conditions set forth herein and in the Credit Agreement, to provide the amount of the Replacement Revolving Facility Commitments set forth opposite its name under the applicable heading on Schedule I hereto.

NOW, THEREFORE, the parties hereto therefore agree as follows:

SECTION 1.         Defined Terms; References
. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Credit Agreement as amended hereby.
SECTION 2.         Replacement Revolving Loans. Pursuant to Section 2.21(l) of the Credit Agreement and subject to the satisfaction of the conditions in Section 5 below:

(a)Each Refinancing Revolving Facility Lender hereby agrees severally and not jointly, as applicable, (i) to provide its respective Replacement Revolving Facility Commitment to the Borrowers on the Amendment No. 8 Effective Date in an aggregate principal amount equal to the amount set forth opposite such Refinancing Revolving Facility Lender’s name under the heading “Replacement Revolving Facility Commitment Amount” on Schedule I, which Replacement Revolving Facility Commitments will replace and terminate the Revolving Facility Commitments existing immediately prior to the Amendment No. 8 Effective Date and (ii) from time to time thereafter to be bound by all obligations of a Revolving Facility Lender under the Amended Credit Agreement and to make Revolving Facility Loans in accordance with the terms of the Amended Credit Agreement during the Availability Period.

(b)As of the Amendment No. 8 Effective Date after giving effect to the transactions contemplated hereby, (i) the Replacement Revolving Facility shall be a “Revolving Facility”, the Replacement Revolving Facility Commitment shall be a “Revolving Facility Commitment”, the Replacement Revolving Loans shall be “Revolving Facility Loans” and each Refinancing Revolving Facility Lender shall be a “Revolving Facility Lender”, in each case, under the Amended Credit Agreement unless the context shall require otherwise, and (ii) the terms of the Replacement Revolving Facility, the Replacement Revolving Facility Commitments and the Replacement Revolving Loans shall be the same as the terms of the Revolving Facility, the Revolving Facility Commitments and the Revolving Facility Loans (if any) outstanding immediately prior to the Amendment No. 8 Effective Date except as set forth in Section 3 hereof.

(c)On the Amendment No. 8 Effective Date after giving effect to the transactions contemplated hereby, each Refinancing Revolving Facility Lender with Replacement Revolving Facility Commitments shall purchase from each of the other Refinancing Revolving Facility Lenders with Replacement Revolving Facility Commitments, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit and Swingline Loans, in each case outstanding on such date (and in the case of Letters of Credit, listed on Schedule II hereto), as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations in such Letters of Credit and Swingline Loans are held by the Refinancing Revolving Facility Lenders on such date ratably in accordance with their Replacement Revolving Facility Commitments.

SECTION 3.         Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order:

“Amendment No. 8” shall mean the Incremental Assumption Agreement and Amendment No. 8, dated as of March 29, 2019, by and between the Borrowers, the Administrative Agent and the other parties party thereto.
“Amendment No. 8 Effective Date” shall mean March 29, 2019.
(b) The following definitions are hereby amended and restated in their entirety to read as follows:

“Applicable Margin” shall mean for any day (i) with respect to any Term B Loan, 2.75% per annum in the case of any Eurocurrency Loan and 1.75% per annum in the case of any ABR Loan; (ii) with respect to any Revolving Facility Loan, 2.75% per annum in the case of any Eurocurrency Loan and 1.75% per annum in the case of any ABR Loan; and (iii) with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.
“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility established on the Amendment No. 8 Effective Date, August 2, 2023 and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.
“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. On the Amendment No. 8 Effective Date after giving effect to the transactions contemplated by Amendment No. 8, there is only one Class of Revolving Facility Commitments and the aggregate amount of the Lenders’ Revolving Facility Commitments is $50,000,000. After the Amendment No. 8 Effective Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements.
“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Amendment No. 8 Effective Date is $25,000,000. The Swingline Commitment is part of, and not in addition to, the Revolving Facility Commitments.
(c) The section under the heading “Revolving Facility Commitments” in Schedule 2.01 of the Credit Agreement is hereby replaced in its entirety with Schedule I attached hereto.

SECTION 4.         Representations and Warranties of the Borrowers. The Borrowers represent and warrant that:
(a)the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the Amendment No. 8 Effective Date after giving effect hereto with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)no Event of Default or Default is continuing on and as of the Amendment No. 8 Effective Date after giving effect hereto and to any extension of credit requested to be made on the Amendment No. 8 Effective Date;

(c)there are no Revolving Facility Loans or Swingline Loans outstanding as of the Amendment No. 8 Effective Date;

(d)immediately after giving effect to the transactions contemplated hereunder on the Amendment No. 8 Effective Date, (i) the fair value of the assets of Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Amendment No. 8 Effective Date; and

(e)as of the Amendment No. 8 Effective Date, immediately after giving effect to the consummation of the transactions contemplated hereunder, Holdings does not intend to, and Holdings does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 5.         Conditions. This Agreement shall become effective as of the first date (the “Amendment No. 8 Effective Date”) when each of the following conditions shall have been satisfied:

(a)the Administrative Agent (or its counsel) shall have received from each Loan Party, each Refinancing Revolving Facility Lender, each Swingline Lender, each Issuing Bank and the Administrative Agent (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement;

(b)the Administrative Agent shall have received all notices required by Sections 2.08(c) and 2.21(l) of the Credit Agreement in connection with the termination of the Revolving Facility Commitments outstanding immediately prior to the Amendment No. 8 Effective Date and the Borrowers’ request for Replacement Revolving Facility Commitments; provided, that such notices shall have been delivered in accordance with the time periods specified in Sections 2.08(c) and 2.21(l), respectively, of the Credit Agreement (or such shorter periods as the Administrative Agent may agree), as applicable;

(c)the representations and warranties set forth in Section 4 above shall be true and correct as of the date hereof;

(d)the Administrative Agent shall have received a certificate, dated the Amendment No. 8 Effective Date and executed by a Responsible Officer of the Borrowers, confirming the accuracy of the representations and warranties set forth in Section 4 above;

(e)the Administrative Agent shall have received, on behalf of itself and each Refinancing Revolving Facility Lender, a favorable written opinion of (A) Wachtell, Lipton, Rosen & Katz, as New York and Delaware special counsel for the Loan Parties and (B) McGuireWoods LLP, as Florida and Georgia counsel for the Loan Parties, in each case (i) dated the date hereof, (ii) addressed to the

Administrative Agent, Refinancing Revolving Facility Lenders, Issuing Banks and Swingline Lenders, and (iii) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to this Agreement as the Administrative Agent shall reasonably request;

(f)the Administrative Agent shall have received customary closing certificates and documentation consistent with those delivered on the 2018 Incremental Effective Date and such additional customary documents and filings as the Administrative Agent may reasonably require to assure that the Replacement Revolving Facility Commitments and Replacement Revolving Loans are secured by the Collateral ratably and on a pari passu basis with the existing Term B Loans;

(g)any fees (including any accrued and unpaid Commitment Fees and/or interest in respect of the Revolving Facility Commitments outstanding immediately prior to the Amendment No. 8 Effective Date, and upfront fees payable in connection with the Replacement Revolving Facility Commitments) and reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Latham & Watkins LLP) owing by the Borrowers to the Administrative Agent, any Refinancing Revolving Facility Lender, Credit Suisse Loan Funding LLC (the “Lead Arranger”) or any Revolving Facility Lender under the Credit Agreement immediately prior to the Amendment No. 8 Effective Date, in each case to the extent invoiced prior to the date hereof shall have been paid in full (in the case of any such fees and reasonable out-of-pocket expenses incurred in connection with this Agreement and the Replacement Revolving Facility Commitments, subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent, the Lead Arranger or their affiliates entered into in connection with this Agreement or the Replacement Revolving Facility Commitments, and including, without limitation, as separately agreed to between the Borrowers and the Refinancing Revolving Facility Lenders);

(h)the Administrative Agent shall have received at least three (3) Business Days prior to the Amendment No. 8 Effective Date all documentation and other information required by Section 3.25(a) of the Credit Agreement, to the extent such information has been requested not less than ten (10) Business Days prior to the Amendment No. 8 Effective Date; and

(i)entry into this Agreement and the incurrence of the Replacement Revolving Facility Commitments and Replacement Revolving Loans (if any) on the Amendment No. 8 Effective Date does not violate, conflict with or result in a breach of, the Credit Agreement, including Section 2.21 thereof.

SECTION 6.         Lead Arranger. The Loan Parties and the Lenders party hereto agree that from and after the Amendment No. 8 Effective Date, the Lead Arranger in respect of the Replacement Revolving Facility Commitments shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers pursuant to Sections 9.04 and 9.05 of the Amended Credit Agreement and, except as otherwise agreed to in writing by the Borrowers, Holdings and the Administrative Agent, shall have no duties, responsibilities or liabilities in such capacity with respect to this Agreement, the Amended Credit Agreement or any other Loan Document.

SECTION 7.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law.

SECTION 8.         Confirmation of Guaranties and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (i) the obligations of the Loan Parties under the Amended Credit Agreement (including with respect to the Replacement Revolving Facility Commitments and the Replacement Revolving Loans) and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (y) constitute Loan Obligations and (ii) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to each Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Loan Obligations as replaced and increased hereby.

SECTION 9.         Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 10.     Acknowledgements. The Administrative Agent hereby acknowledges and agrees that (i) this Agreement is in form and substance satisfactory to it, (ii) other than as contemplated hereby, no additional documentation shall be required to evidence the Replacement Revolving Facility Commitments and (iii) the Borrowers have complied with the notice provisions in Sections 2.08(c) and 2.21(l) of the Credit Agreement in connection with the transactions contemplated hereby. Upon the effectiveness of this Agreement, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the incurrence of the Replacement Revolving Facility Commitments established hereby shall be deemed satisfied and consummated in accordance with the terms of the Credit Agreement and the other Loan Documents. Each Issuing Bank and Swingline Lender party hereto hereby acknowledges and agrees that it shall be a replacement issuing bank or replacement swingline lender, as the case may be, under the Replacement Revolving Facility established hereby. To the extent required by the Credit Agreement, the Administrative Agent, each Issuing Bank and each Swingline Lender hereby approves each Refinancing Revolving Facility Lender that is not a Revolving Facility Lender under the Credit Agreement immediately prior to the Amendment No. 8 Effective Date becoming a Revolving Facility Lender under the Amended Credit Agreement on the Amendment No. 8 Effective Date.

SECTION 11.     Miscellaneous. This Agreement shall constitute an Incremental Assumption Agreement and a Loan Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent as agreed to between the parties incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby (in the case of any such fees and reasonable out-of-pocket expenses incurred in connection with this Agreement or the Replacement Revolving Facility Commitments, subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent, the Lead Arranger or their affiliates entered into in connection with this Agreement or the Replacement Revolving Facility Commitments). The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Nothing contained in this Agreement shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PRESIDIO HOLDINGS INC.
PRESIDIO IS LLC
PRESIDIO LLC
PRESIDIO NETWORKED SOLUTIONS LLC
PRESIDIO TECHNOLOGY CAPITAL, LLC
PRESIDIO NETWORKED SOLUTIONS GROUP, LLC
By:
Name: Neil Johnston
Title: Executive Vice President and Chief
Financial Officer, and Assistant Secretary

3RD AVE. CREATIVE MARKETING & BRANDING LLC

By:	Presidio Networked Solutions LLC,
as Sole Member

By:
Name: Neil Johnston

Title:	Executive Vice President and Chief
Financial Officer, and Assistant
Secretary

ADMINISTRATIVE AGENT
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Refinancing Revolving Facility Lender

By:

Name:
Title:

By:
Name:
Title:

(Full Legal Name of Institution)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Schedule I
REPLACEMENT REVOLVING FACILITY COMMITMENTS

Refinancing Revolving Facility Lender	Replacement Revolving Facility Commitment Amount	Percentage

Barclays Bank PLC	$7,000,000	14%
Credit Suisse AG, Cayman Islands Branch	$7,000,000	14%
Citibank N.A.	$10,000,000	20%
Natixis, New York Branch	$3,000,000	6%
PNC Bank, National Association	$18,000,000	36%
JPMorgan Chase Bank, N.A.	$5,000,000	10%
Total	$50,000,000	100%

Schedule II

OUTSTANDING LETTERS OF CREDIT AS OF AMENDMENT NO. 8 EFFECTIVE DATE

Beneficiary	Number	Amount	Issuance Date	Expiration Date
THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY	18122772	$750,000.00	10/22/2015	12/31/2019
ONE PENN PLAZA LLC	18119448	$293,014.30	12/17/2015	3/24/2020
THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY	18131124	$320,000.00	12/13/2018	12/13/2019